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Exhibit 99.2

[THIS DOCUMENT CONTAINS A SUMMARY OF THE FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC. DATED JULY 8, 2003 DELIVERED TO THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF PRIME RETAIL, INC. IN CONNECTION WITH THE PROPOSED TRANSACTION BETWEEN PRIME RETAIL, INC. AND THE LIGHTSTONE GROUP, LLC, TOGETHER WITH A COPY OF SUCH OPINION, AND IS BEING FURNISHED TO CERTAIN HOLDERS OF THE COMPANY'S PREFERRED STOCK.

PRIME RETAIL PLANS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CONCERNING THE PROPOSED TRANSACTION. INVESTORS OF PRIME RETAIL ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS FILED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS WILL BE ABLE TO OBTAIN THE DOCUMENTS, WHEN THEY BECOME AVAILABLE, FREE OF CHARGE AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. IN ADDITION, INVESTORS MAY OBTAIN DOCUMENTS FILED WITH THE SEC BY PRIME RETAIL FREE OF CHARGE BY ACCESSING THE COMPANY'S WEBSITE OR BY REQUESTING SUCH DOCUMENTS IN WRITING FROM PRIME RETAIL, INC., 100 EAST PRATT STREET, 19TH FLOOR, BALTIMORE, MARYLAND 21202 OR BY TELEPHONE AT (410) 234-0782.

PRIME RETAIL, ITS DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN OF PRIME RETAIL'S EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF PRIME RETAIL IN CONNECTION WITH THE PROPOSED TRANSACTION. THESE PARTICIPANTS MAY HAVE INTERESTS IN THE ACQUISITION, IF CONSUMMATED, INCLUDING INTERESTS RESULTING FROM HOLDING EQUITY INTERESTS IN PRIME RETAIL OR ITS OPERATING PARTNERSHIP. INFORMATION ABOUT THE INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS OF PRIME RETAIL AND THEIR OWNERSHIP OF SECURITIES OF PRIME RETAIL WILL BE SET FORTH IN THE PROXY STATEMENT.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.]

Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the Special Committee and Board of Directors of Prime Retail, Inc.

        In July 2002, Prime Retail, Inc. ("Prime" or the "Company") retained Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey") to serve as the financial advisor to the Company. In connection with the services contemplated in Houlihan Lokey's engagement with the Company, the special committee of the Company's board of directors (the "Special Committee") requested that Houlihan Lokey's affiliate, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("HLHZFA"), render a written opinion to the board of directors of the Company as to the fairness, from a financial point of view, of the consideration to be received by the Company or its holders of the Company's common stock, series A preferred stock, series B Preferred stock and common units (each as a class, but not as to the relative fairness among such classes of securities holders), as the case may be, in connection with the proposed merger with The Lightstone Group, LLC ("Lightstone").

        The Company retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with restructuring transactions, mergers, acquisitions, recapitalizations and similar transactions, particularly with respect to REITs and other real estate companies. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, business valuations and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities.

        On July 8, 2003, HLHZFA delivered its written opinion (the "Opinion") to the Special Committee and the board of directors to the effect that, as of the date of such Opinion, on the basis of its analysis summarized below and subject to the limitations described below: (i) the aggregate consideration to be received collectively by the holders of the Company's series A preferred stock, series B preferred stock, and common stock and common units in connection with the merger is fair, from a financial point of view, to such holders collectively; and (ii) (a) the consideration to be received by the holders of the Company's series A preferred stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's series A preferred stock, (b) the consideration to be received by the holders of the Company's series B preferred stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's series B preferred stock, (c) the consideration to be received by the holders of the Company's common stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's common stock, and (d) the consideration to be received by the holders of the common units (other than the Company) in connection with the merger is fair, from a financial point of view, to such holders of the common units.

        The full text of the Opinion, which describes, among other things, general procedures followed, matters considered and limitations on the review undertaken by Houlihan Lokey in rendering its Opinion is attached hereto and is incorporated herein by reference. The summary of the HLHZFA Opinion herein is qualified in its entirety by reference to the full text of the HLHZFA Opinion which is attached hereto as Annex A. You are urged to read HLHZFA's Opinion in its entirety.

        The Opinion does not constitute a recommendation to the Special Committee, the board of directors or any of Prime's security holders on whether or not to support the merger and does not constitute a recommendation to any security holder on whether or not to vote in favor of or against any matter set forth herein. The Opinion is furnished for the benefit of the Special Committee and the board of directors in evaluating the merger, and, by its terms, may not be relied upon by any other person without the written consent of Houlihan Lokey and HLHZFA, except to the extent required by applicable law.

        As compensation to HLHZFA for its services in connection with the rendering of the Opinion, Prime agreed to pay HLHZFA an aggregate fee of $900,000. Prime also agreed to indemnify Houlihan Lokey and its affiliates and related persons against certain liabilities, including liabilities under federal securities laws that arise out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for its reasonable expenses. Additionally, upon the successful consummation of the merger, Houlihan Lokey will receive $2,100,000 in fees, plus reimbursement of its expenses, from Prime for financial advisory and investment banking services performed by Houlihan Lokey on behalf of Prime.

        The Opinion does not address: (i) the Company's underlying business decision to effect the merger, (ii) the tax consequences of the merger to the holders of the series A preferred stock, series B preferred stock, common stock or common units, (iii) the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series A preferred stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series B preferred stock or common stock or common units in connection with the merger (iv) the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series B preferred stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series A preferred stock or common stock or common units in connection with the merger (v) the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's common stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the

Company's series A preferred stock or series B preferred stock or common units in connection with the merger, and (vi) any matters not set forth specifically in the Opinion. Moreover, neither Houlihan Lokey nor HLHZFA has made any recommendation to the Company, the Special Committee, or the board of directors, as to the form of, or the amount of, consideration to be provided to the holders of the Company's series A preferred stock, series B preferred stock, common stock or common units in connection with the merger.

        In arriving at its Opinion, among other things, HLHZFA undertook the following:

1.
met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations, performance of the Company and the merger;

2.
reviewed certain of the Company's public filings;

3.
reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended 2003 through 2006 as well as other financial information prepared by the Company's management;

4.
reviewed list of holders of and public filings with respect to the Company's series A preferred stock, series B preferred stock and common shares;

5.
reviewed copies of appraisals of certain of the Company's real estate property outlets performed on various dates ranging from 1996 through 2001 as well as copies of other analyses regarding certain of the Company's real estate property outlets; reviewed the offering memorandum prepared by Granite dated September 17, 2002;

6.
reviewed certain materials relating to meetings of the Company's board of directors and Special Committee from September 24, 2002 through July 1, 2003;

7.
reviewed copies of the following agreements:

•
the agreement and plan of merger (the "merger agreement") by and between Prime Acquisition Company and the Company dated July 8, 2003; and
•
the form of the fourth amended and restatement of the partnership agreement.

8.
reviewed recent public company financial restructurings and bankruptcies, certain other publicly available financial data for certain companies that we deem comparable to the Company, and reviewed the historical market prices and trading volume for the Company's publicly traded securities; and

9.
conducted such other studies, analyses and inquiries as we have deemed appropriate.

        The following is a summary of the material financial analyses used by HLHZFA in connection with providing the Opinion. This summary is qualified in its entirety by reference to the full text of the Opinion, which is attached hereto as Annex A. The public stockholders of the Company are urged to read the full text of HLHZFA's opinion carefully and in its entirety.

Fairness Analysis—Aggregate Consideration

        In order to evaluate the fairness, from a financial point of view, of the aggregate consideration to be collectively provided to the holders of the Company's series A preferred stock, series B preferred stock, common stock, and common units, HLHZFA first considered that the aforementioned securities represent the equity capitalization of the Company. HLHZFA therefore compared the consideration to be provided to such security holders in connection with the merger to a fundamental valuation of the Company's equity based upon various valuation approaches as set forth below.

Valuation Analyses of Prime and Its Assets

        In order to determine the estimated value of the Company's equity, HLHZFA first determined the estimated value of Prime on an enterprise basis (i.e., the value of the Company, including all of its debt and equity). The estimated enterprise valuation of Prime was based upon an estimated value for each of Prime's assets (the "Net Asset Value"). Additionally, in determining the enterprise valuation of Prime, HLHZFA considered the results of the marketing process relating to the Company as a whole as well as certain of the Company's assets. Furthermore, HLHZFA considered the estimates of value provided to the Company by Granite, the Company's real estate broker and financing agent, as well as certain estimates of value provided by the Company's management. HLHZFA's analyses required studies of the overall market, economic and industry conditions in which Prime operates and the historical and projected operating results of Prime as well as each of its assets.

Estimating the Value of Each of Prime's Assets—The Net Asset Value Approach.

        In order for HLHZFA to determine the value of each of the Company's assets, HLHZFA utilized various valuation methodologies that included: (a) a capitalization of income approach, (b) a discounted cash flow approach, and (c) a comparable sale transaction approach for certain vacant land. HLHZFA did not apply each valuation methodology to each of Prime's assets, but rather applied the methodology that it believed was best suited to estimate the value of a particular asset based upon the operating characteristics of such an asset. Further, HLHZFA also considered other valuation approaches, including but not limited to, a valuation approach based on market multiples demonstrated by publicly traded companies deemed comparable to the Company. However, such approach led to valuation conclusions for the aggregate equity of the Company that were materially lower and, in its judgment, this approach was not deemed meaningful by HLHZFA.

Capitalization Approach For Core Assets

        For the majority of Prime's outlet centers, HLHZFA applied the capitalization of income approach. In this approach, HLHZFA derived an indication of the range of values for the majority of Prime's outlet center assets by: a) applying capitalization rates to each asset's adjusted net operating income ("NOI") as of December 31, 2002 (the "FYE Capitalization Rate Approach"), b) applying capitalization rates to each asset's adjusted, projected NOI as of December 31, 2003 derived from the Company's business plan (the "NFY Capitalization Rate Approach"), and c) giving consideration to non-binding letters of interest received for certain core assets from independent third parties.

        HLHZFA applied the capitalization of income approach to all of Prime's outlet centers which were considered by the Company's management to be a core asset and therefore not potential sale assets (the "Core Assets"), including the outlet centers known as Prime Outlets at: Perryville, Burlington, Fremont, Kenosha, Oshkosh, Hillsboro, Pismo Beach, Queenstown, Tracy, Ellenton, Florida City, Grove City, Gulfport, Huntley, Jeffersonville, Lebanon, and San Marcos. HLHZFA applied capitalization rates ranging from 9.5 percent to in excess of 15 percent to each such outlet center's adjusted NOI for 2002 and adjusted, projected NOI for 2003. Based on this analysis, HLHZFA calculated indications of enterprise value which ranged from $445.7 million to $479.2 million.

Valuation of Potential Sale Assets

        For certain of Prime's outlet centers which are listed with a real estate broker to be sold (the "Potential Sale Assets"), HLHZFA derived an indication of the range of value for such assets by considering other sale transactions (when available), alternative uses for such assets (if feasible), and the estimates of sales value provided by Granite, as well as management's estimate of value. The Company's assets that were included in this analysis are the outlet centers known as Darien,

Gainesville, Morrisville, Naples, Odessa, and Market Street/Warehouse Row. Based on this analysis, HLHZFA calculated indications of enterprise value which ranged from $35.8 million to $38.2 million.

Valuation of Joint Venture Assets

        For certain of the Company's joint venture assets, including the Prime/Estein venture and the Bridge Properties (collectively, the "Joint Venture Assets"), HLHZFA utilized a discounted cash flow methodology that considered the projected cash flows from each joint venture to Prime and discounted such cash flows using risk adjusted discount rates. Prime's management provided the projected cash flows for each joint venture to HLHZFA. HLHZFA selected discount rates ranging from 13 percent to 17 percent for the Prime/Estein venture, and 20 percent to 25 percent for the Bridge Properties. Such discount rates reflect, among other things, the relative quality of the portfolios, the income projections and the relative seniority of the distribution to Prime from the applicable joint venture, including, if applicable, the nature of Prime's subordinated position relative to Prime's joint venture partner. Based on this analysis, HLHZFA calculated indications of equity value which ranged from $10.7 million to $13.2 million.

Valuation of Excess Land

        Finally, for certain of Prime's non-operating land parcels, HLHZFA utilized various valuation methodologies including: a) a comparable sale transaction approach (which considered price per acre) and b) giving consideration to non-binding letters of interest received for certain core assets from independent third parties. This analysis resulted in the valuation of the Company's "excess" land totaling roughly $3.5 million.

Enterprise Value of Prime Retail

        In order determine the enterprise value of the Company, Houlihan Lokey added the aforementioned estimates of value for the Core Assets, Potential Sale Assets, and Joint Venture Assets. As set forth below, this resulted in HLHZFA determination of the enterprise value of Prime to be in the range of $495.7 million to $534.1 million (the "Enterprise Value Range"), as follows:

($ in millions)	Low	High
Approach
Capitalization Approach for Core Assets	$445.7	$479.2
Valuation of Potential Sale Assets	35.8	38.2
Valuation of Joint Venture Assets	10.7	13.2
Valuation of Excess Land	3.5	3.5

Enterprise Value of Prime	$495.7	$534.1

Adjustments to Enterprise Value to Arrive At Equity Value

        HLHZFA made certain adjustments and other considerations to determine the equity value of Prime including adjustments to reflect (i) certain debt obligations of the Company, (ii) an adjustment to reflect certain contingent liabilities of the Company, (iii) an adjustment to reflect estimated cash balances of the Company, and (iv) consideration of certain other issues associated with the Company and its capital structure. These adjustments are detailed below.

        Debt Obligations: HLHZFA analyzed the Company's debt obligations that consist primarily of mortgages on the Company's assets. To the extent that any such debt is cross collateralized (in the form of a loan pool), then the balance of the debt was compared to the entire collateral pool. In the event that debt was secured by only a single asset, then the debt was compared to the value of the such asset. In certain instances when the estimated asset value, as set forth above, was less than the amount of debt secured by such asset, the debt balance that HLHZFA considered was reduced to reflect that the recourse on such loans is limited to the value of the asset. Accordingly, the total debt that HLHZFA subtracted from the estimated Enterprise Value Range is adjusted to reflect reduced amounts for loan with insufficient asset value to meet the entire obligation. This resulted in HLHZFA subtracting $411.3 million to $415.4 million from the Enterprise Value Range.

        Contingent Liabilities: HLHZFA considered certain contingent obligations of the Company relating to certain mortgage indebtedness secured by four of the Company's properties and an outlet center formerly owned by the Company's predecessor in Lake Elsinore, California which, in HLHZFA's judgment, could, under certain circumstances result in the Company being required to make payments of up to approximately $12 million. HLHZFA also considered the Company's potential claims involving certain tenants and, based upon estimates provided by management, estimated that the Company may have up to $2.4 million of liabilities associated with such litigation. HLHZFA also considered certain tax liabilities associated with the Company's Darien asset in the amount of $0.5 million.

        Cash: HLHZFA considered the Company's estimated free and clear cash balance, as of December 31, 2002, of approximately $17.3 million.

        Other Considerations: Though HLHZFA made no specific adjustment to the Enterprise Value Range or the resulting Equity Value Range (as defined herein), HLHZFA did note a number of factors that may negatively impact the overall value of the Company and its equity. HLHZFA noted that the Company has a complex capital structure that, in HLHZFA's view, could complicate the execution of a strategic transaction or the implementation of a liquidation transaction. HLHZFA also noted that the Company could be obligated on certain debt guarantees in the amount of $53 million of which approximately $46.9 million is associated with the Hagerstown property that it owns in a joint venture with a third party. HLHZFA also noted that the Company might be obligated on certain liabilities associated with its previously owned Bellport asset in the amount of $6.3 million. HLHZFA also noted that the Company has guaranteed the refinancing of certain liabilities associated with the Bridge Joint Venture in the amount of approximately $15 million.

($ in millions)	Low	High
Enterprise Value of Prime	$495.7	$534.1
Less: Debt Obligations	415.4	411.3
Less: Contingent Liabilities	2.9	14.9
Add: Cash	17.3	17.3
Equity Value of Prime	$94.7	$125.2

        After consideration of such adjustments, HLHZFA estimated the equity value (the "Equity Value Range") of the Company to be in the range of approximately $95.0 million to $125.0 million. The Equity Value Range represents the estimated aggregate value of the Company's series A preferred stock, series B preferred stock, common stock and common units.

Estimating the Value of Prime—Indications of Value Based On the Marketing Process

        HLHZFA noted that the Company conducted a comprehensive auction to attract potential investors in the Company. Granite was retained to assist with such auction. HLHZFA understands that Granite approached approximately 100 parties regarding the opportunity to invest in the Company. This process resulted in numerous parties expressing interest in the Company; however, all interested parties required a controlling interest in the Company. The offers presented to the Company in both rounds of the marketing process included the offer from Lightstone, which was ultimately higher than any other offer.

        HLHZFA also noted that the Company's board of directors had discussed various alternatives to the merger, including (i) entering into a joint venture with a real estate syndicator (the "Joint Venture Proposal") and (ii) raising capital through a rights offering which would be sponsored by an unidentified capital source and accompanied by a exchange of the series A preferred stock and the series B preferred stock into common stock (the "Rights Offering"). HLHZFA's affiliate, Houlihan Lokey, and Granite, advised the Company's board of directors that the Joint Venture Proposal contained significant valuation and execution risks, as the Company would essentially be selling majority interests in certain assets and retaining rights to management fees and subordinated interests in such sold assets. The Joint Venture Proposal was subject to various due diligence and financing contingencies, which contributed the to valuation and execution risks of such proposal. With respect to the Rights Offering, HLHZFA noted that the Rights Offering was contingent upon identifying a capital source who would have an interest in such a transaction, yet in Granite's solicitation of parties who may have an interest in investing in the Company, no parties emerged who expressed an interest in a transaction similar to the Rights Offering. Accordingly, HLHZFA observed that the Company's ability to identify a capital source and therefore execute a Rights Offering was speculative.

Estimating the Value of Prime—Estimate of Value From Management and Granite Partners LLC.

        HLHZFA reviewed valuations of the Company's equity prepared by the Company's management and Granite. These valuations utilized valuation methodologies similar to the methodology HLHZFA utilized in arriving at its Enterprise Value Range and resulting Equity Value Range, as set forth above. HLHZFA noted that the estimated valuations performed by both the Company's management and Granite were consistent with HLHZFA's analyses, as set forth above.

Fairness Conclusion—Aggregate Consideration

Comparison of Equity Value Range To The Aggregate Equity Consideration Provided In Connection With The Merger

        The aforementioned net asset value methodology provided HLHZFA with indications of the equity value of the Company that ranged from $95.0 million to $125.0 million. This compares with $115 million of aggregate consideration to be provided to the holders of the Company's series A preferred stock, series B preferred stock, and common stock and common units in connection with the merger. HLHZFA also noted that the Company conducted a comprehensive auction to identify parties that were interested in investing in and/or acquiring the Company, and that the offer presented by Lightstone represented the highest offer that resulted from that process. Furthermore, HLHZFA noted that there was not an alternative to the merger that did not have significant execution and/or financing risks, and even absent such risks the alternative transactions do not provide the Company's equity holders with the liquidity that is provided in the merger. HLHZFA also noted that their independent valuation analyses were consistent with the conclusions of the Company's equity value as determined by both management as well as Granite. Based on the foregoing, HLHZFA determined that the aggregate consideration to be collectively received by the holders of the Company's series A preferred stock, series B preferred stock, and common stock and common units in connection with the merger is fair, from a financial point of view, to such holders collectively.

Fairness Analysis—Series A Preferred Stock

        In order to evaluate the fairness, from a financial point of view, of the consideration to be provided to the holders of the Company's series A preferred stock, HLHZFA first estimated the value of the Company's series A preferred stock and then compared such estimated value with the consideration to be provided to the holders of the series A preferred stock in connection with the merger.

Valuation Analysis of the Company's Series A Preferred Stock

        In order to determine the estimated value of a share of Prime's series A preferred stock, HLHZFA primarily used the following methodologies: (i) a liquidation approach, (ii) a discounted cash flow approach, (iii) a recovery approach, (iv) a step down approach, and (v) a public market pricing approach. The analysis required review of the rights and privileges of the series A preferred stock, which has a par value of $57.5 million, or $25.00 per share. HLHZFA noted that the Company had previously suspended all dividends to the holders of its series A preferred stock, and that the series A preferred stock had accrued dividends of approximately $21.9 million, or $9.52 per share, resulting in an aggregate liquidation preference as of June 30, 2003 of approximately $79.4 million, or $34.52 per share.

Liquidation Approach

        HLHZFA derived an indication of a range of estimated values per share for the series A preferred stock by: a) assuming an equity value of Prime at $115 million, b) calculating the liquidation preference of the series A preferred stock as of June 30, 2003, and c) applying discounts for lack of liquidity.

HLHZFA noted that while the $115 million of assumed equity value was greater than the liquidation preference of the series A preferred stock (of approximately $79.4 million or $34.52 per share), the holders of the series A preferred stock are entitled to receive their liquidation preference only in the event of a dissolution, liquidation or winding up of the Company. However, the Company is not contemplating a dissolution, liquidation, or winding up and the merger does not constitute such a transaction. Moreover, HLHZFA noted that the holders of the Company's series A preferred stock cannot independently cause the Company to effectuate such a transaction that would provide the holders of the Company's series A preferred stock with all or any portion of their liquidation preference. As such, a discount to reflect the inability of such class of capital stock to independently effectuate a transaction, and therefore lack of control and resulting lack of liquidity, is in HLHZFA's view appropriate. HLHZFA utilized discounts ranging from 35 percent to 45 percent, resulting in an estimated value for the series A preferred stock of the Company (using the liquidation approach) of $18.98 per share to $22.44 per share.

Discounted Cash Flow Approach

        HLHZFA derived an indication of the range of price per share for the series A preferred stock by: a) utilizing projected aggregate liquidation preference values for the series A preferred stock during the period from 2003 through 2012 and b) calculating the net present value of any cash payments of dividends and redemption or liquidation proceeds using discount rates ranging from 18.0 percent to 22.0 percent.

        HLHZFA noted that in the Company's current financial condition it was unable to pay dividends on or redeem the series A preferred stock. As such, it is unclear how and when the holders of the Company's series A preferred stock will receive either dividends or proceeds from a redemption of the series A preferred stock. However, HLHZFA identified two scenarios in which the Company could (or would be forced to) provide a redemption (or liquidation) of the series A preferred stock. First, HLHFA considered that the Company may improve its operating performance sufficiently to be able to reinstate the series A preferred stock dividend and ultimately provide a redemption for the holders of the series A preferred stock. Second, HLHZFA noted that if the Company's financial performance were to deteriorate to a situation that involved bankruptcy, such an event may result in the series A preferred stock to be redeemed in connection with a liquidation of the Company's assets pursuant to a Chapter 11 bankruptcy filing.

        HLHZFA noted that the Company's financial condition had improved in recent periods and that a bankruptcy appeared unlikely. However, HLHZFA also noted (as represented by the Company's management) that the Company, due to its financial condition, would use any excess cash flow in the near and medium term to invest in its assets. Accordingly, HLHZFA did not strongly consider scenarios in the near term in which the Company, either though bankruptcy or a substantial improvement in its financial strength or liquidity, provided the opportunity for distributions or redemption to the holders of the series A preferred stock. Rather, in the absence of a capital infusion or equity financing, HLHZFA estimated that it would take between five and ten years for the Company, through the ordinary course of its operations, to provide liquidity for the series A preferred stock.

        Utilizing discount rates ranging from 18 percent to 22 percent, which HLHZFA selected to represent the risks associated with receiving either dividend or redemption payments for the series A preferred stock, and considering payments that were five to ten years in the future, HLHZFA estimated the series A preferred stock of the Company using the discounted cash flow approach to be in the range of $14.84 per share to $16.49 per share.

Recovery Approach and Step Down Approach—Comparable Bankruptcy Transactions

        HLHZFA's estimated Equity Value Range and the consideration to be provided in the merger are less than the total liquidation preference of the Company's series A preferred stock and series B preferred stock. As such, collectively, the Company's series A preferred stock and series B preferred stock are "impaired." HLHZFA also noted that though the series A preferred stock is senior to the series B preferred stock in certain circumstances, the holders of the Company's series A preferred stock cannot independently cause the Company to effectuate the types of transactions that would provide the holders of the Company's series A preferred stock their liquidation preference. Accordingly, HLHZFA considered the series A preferred stock to be impaired and therefore considered other situations in which securities are impaired, such as bankruptcies. Notwithstanding the foregoing, HLHZFA noted that the Company was not in bankruptcy, and that the rights of the security holders, such as the holders of the series A preferred stock, in bankruptcy differ materially from their rights outside of bankruptcy. HLHZFA also noted that impaired securities in bankruptcies are often debt securities and the series A preferred stock is an equity security. These noted distinctions limited HLHZFA's reliance on the analyses of comparable bankruptcy transactions.

        HLHZFA evaluated numerous recent bankruptcies, with particular emphasis on those bankruptcies that involved more than one class of impaired securities. Given the inherent difference between a bankruptcy transaction and the financial condition of Prime, HLHZFA did not focus on any one comparable bankruptcy transaction but rather considered a number of transactions taken as a group.

        HLHZFA considered the amount of consideration provided to the senior class of impaired security as well as the subordinated class of impaired security. The amount of consideration provided to an impaired security compared to such security's par value plus accrued dividends (the "Par Plus Accrued") represents the "recovery" provided in a restructuring transaction. HLHZFA noted that the senior class of impaired securities had median and average recoveries of approximately 55 percent of their Par Plus Accrued. HLHZFA also noted that in the bankruptcies in which the senior security experienced a recovery of greater than 50 percent, the median and average recoveries for the senior security in these "high recovery" situations was 87 percent and 75 percent, respectively, of their Par Plus Accrued. However, in bankruptcies in which the senior security experienced a recovery of less than 50 percent, the median and average recoveries for the senior security in these "low recovery" situations was 19 percent and 23 percent, respectively, of the Par Plus Accrued.

        With respect to the subordinated class of securities, HLHZFA noted that the subordinated class of impaired securities had median and average recoveries of 20 percent and 25 percent respectively of the subordinated security's Par Plus Accrued. When considering the high recovery situations (in which the senior security recovered greater than 50 percent of Par Plus Accrued) the median and average recovery for the subordinated security was 39 percent and 35 percent, respectively, of the subordinated security's Par Plus Accrued. When considering the low recovery situations (in which the senior security recovered less than 50 percent of Par Plus Accrued), the median and average recovery for the subordinated security was approximately 10% of the subordinated security's Par Plus Accrued.

        HLHZFA derived an indication of the range of price per share for the series A preferred stock utilizing the recovery methodology by: a) calculating the liquidation preference of the series A preferred stock as of June 30, 2003 and b) reviewing recovery amounts of Par Plus Accrued in comparable bankruptcy transactions, as set forth above. Based upon the overall median and average recovery for senior securities of 55 percent (as set forth above) HLHZFA selected a range of recovery of 50 percent to 60 percent to calculate the value of the series A preferred stock based upon the recovery methodology. Based upon the above analysis, HLHZFA estimated the series A preferred stock of the Company using the recovery approach to be in the range of $17.26 per share to $20.71 per share.

        HLHZFA also considered the relationship between the recovery provided to the senior class of impaired security and the subordinated class of impaired security, or the "Step Down," calculated as follows:

Recovery of Senior Security / Recovery of Subordinated Security

        HLHZFA noted that the mean and median "step down" ratio from the senior security to the subordinated security was 2.74x and 2.19x, respectively. HLHZFA noted that in the high recovery situations the median and average step down ratio from the senior security to the subordinated security was 2.24x and 2.16x, respectively, while in low recovery situations the median and average step down from the senior security to the subordinated security was 2.0x and 2.4x, respectively.

        HLHZFA derived an indication of the range of price per share for the series A preferred stock utilizing the step down methodology by: a) calculating the liquidation preference of the series A preferred stock as of June 30, 2003, b) calculating the liquidation preference of the series B preferred stock as of June 30, 2003, c) assuming approximately $107 million of proceeds to be shared between the series A preferred stock and series B preferred stock, (with an assumption that $8 million of the consideration paid to the Company in connection with the merger would be provided to the holders of common stock and common units, see "Fairness Analysis—Common Stock and Common Units", below), and d) reviewing implied step down ratios of senior security recoveries vis-à-vis subordinated security recoveries, as set forth above. Based upon the range of step down ratios exhibited by the comparable bankruptcy transactions, HLHZFA selected step down ratios of 2.25x to 2.75x. HLHZFA then used the selected range of step down ratios to calculate the implied recovery and value of both the series A preferred stock and series B preferred stock at each assumed step down ratio. Based upon $107 million of value to be shared amongst the series A preferred stock and the series B preferred stock, HLHZFA estimated the value of the series A preferred stock using the step down approach to be in the range of $19.10 per share to $21.31 per share.

Public Market Pricing Approach.

        HLHZFA derived an indication of the range of price per share for the series A preferred stock by: a) reviewing the public trading history and pricing of the series A preferred stock and b) applying appropriate premiums to reflect an inducement to approve a change of control transaction. HLHZFA noted that the series A preferred stock trades with sporadic volume, but has exhibited, as of June 26, 2003, a current price of $10.50 per share, a five day average price of $10.10 pre share, a one month average price of $9.75 per share, a six month average price of $9.52 per share, and a one year average price of $7.51 per share. HLHZFA noted that in recent change of control transactions involving companies in the real estate industry, the median and average premiums paid in change of control transactions were both approximately 15 percent. HLHZFA also noted that in recent change of control transactions involving companies in all industries, the median and average premiums paid in change of control transactions were 35 percent and 49 percent, respectively. HLHZFA selected a premium of 20 percent to apply to the market price of the series A preferred stock. Based upon the above analysis, HLHZFA estimated the series A preferred stock of the Company using the public market approach to be in the range of $11.70 per share to $12.60 per share.

Series A Preferred Stock Conclusions

        The aforementioned liquidation approach, discounted cash flow approach, recovery approach, step down approach and public market pricing approach provided HLHZFA with indications of the series A preferred stock price per share which ranged from a low of $11.70 to a high of $22.44 per share. HLHZFA considered various averages and medians of the various valuation methodologies that narrowed the overall range of concluded value for the series A preferred stock to $16.11 to $18.61.

        HLHZFA noted that in the absence of the merger, the series A preferred stock would likely have very limited liquidity in the public market. HLHZFA observed that no alternative to the merger provided the holders of the series A preferred stock with either (a) the liquidity or (b) greater consideration, be it in the form of cash or stock, that is provided to the holders of the series A preferred stock in connection with the merger.

        Finally, HLHZFA noted that the consideration to be provided to the holders of the series A preferred stock in connection with the transaction is $16.25 per share, a price which represents a 55 percent premium over the spot price as of June 26, 2003, a 61 percent premium over the five day average price as of June 26, 2003, a 67 percent premium over the one month average price as of June 26, 2003, and a 116 percent premium over the one year average price as of June 26, 2003. Based on the above analyses, HLHZFA determined that the consideration to be received by the holders of the Company's series A preferred stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's series A preferred stock. Notwithstanding the foregoing, neither the aforementioned analyses nor HLHZFA's Opinion addresses the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series A preferred stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series B preferred stock or common stock or common units in connection with the merger. Neither Houlihan Lokey nor HLHZFA has made any recommendation to the Company, the Special Committee, or the board of directors, as to the form of, or the amount of, consideration to be provided to the holders of the series A preferred stock in connection with the merger.

Fairness Analysis—Series B Preferred Stock

        In order to evaluate the fairness, from a financial point of view, of the consideration to be provided to the holders of the Company's series B preferred stock, HLHZFA first estimated the value of the Company's series B preferred stock and then compared such estimated value with the consideration to be provided to the holders of the series B preferred stock in connection with the merger.

Valuation Analysis of the Company's Series B Preferred Stock

        In order to determine the estimated value of a share of the Company's series B preferred stock, HLHZFA primarily used the following methodologies: (i) a liquidation approach, (ii) a recovery approach and (iii) a step down approach, and (iv) a public market pricing approach. HLHZFA did not utilize a discounted cash flow approach when determining the estimated value of a share of the Company's series B preferred stock as, in HLHZFA's view, absent a transaction, there is no likely growth scenario that results in the redemption of the series B preferred stock. Therefore, the discounted cash flow approach is not a relevant valuation approach in determining the estimated value of a share of the Company's series B preferred stock. The analysis required review of the rights and privileges of the series B preferred stock, which has a par value of $195.7 million, or $25.00 per share. HLHZFA noted that the Company had previously suspended all dividends to the holders of its series B preferred stock, and that the series B preferred stock had accrued dividends of approximately $60.3 million, or $7.70 per share, resulting in an aggregate liquidation preference as of June 30, 2003 of approximately $256.0 million, or $32.40 per share.

Liquidation Approach.

        HLHZFA derived a range of estimated values per share for the series B preferred stock by: a) assuming an equity value of the Company at $115 million, b) calculating the liquidation preference of the series A preferred stock as of June 30, 2003, c) assuming immediate liquidation and full recovery to the series A preferred stock and d) calculating any remaining value which would then be available to the series B preferred stock pursuant to its junior preference vis-à-vis the series A preferred stock. Based upon the above analysis, HLHZFA estimated the series B preferred stock of the Company using the liquidation approach to be $4.55 per share.

Recovery Approach and Step Down Approach—Comparable Bankruptcy Transactions

        HLHZFA's estimated Equity Value Range and the consideration to be provided in the merger are less than the total liquidation preference of the Company's series A preferred stock and series B preferred stock. As such, collectively, the Company's series A preferred stock and series B preferred stock are "impaired." Because the series B preferred stock is junior in terms of liquidation preference to the series A preferred stock, HLHZFA considered the series B preferred stock to be impaired and therefore considered other situations in which securities are impaired, such as bankruptcies. Notwithstanding the foregoing, HLHZFA noted that the Company was not in bankruptcy, and security holders' rights in bankruptcy differ from the rights of the series B preferred stock. HLHZFA also noted that impaired securities in bankruptcies are often debt securities and the series B preferred stock is not a debt security but rather an equity security. These observations limit HLHFA's reliance on the analyses set forth below.

        HLHZFA evaluated numerous recent bankruptcies, with particular emphasis on those bankruptcies that involved more than one class of impaired securities. Given the inherent difference between a bankruptcy transaction and the financial condition of Prime, HLHZFA did not focus on any one comparable bankruptcy transaction but rather considered a number of transactions taken as a group.

        HLHZFA considered the amount of consideration provided to the senior class of impaired security as well as the subordinated class of impaired security. The amount of consideration provided to an impaired security compared to such security's Par Plus Accrued represents the "recovery" provided in a restructuring transaction. HLHZFA noted that the subordinated class of impaired securities had median and average recoveries of 20 percent and 25 percent respectively of the subordinated security's Par Plus Accrued. HLHZFA also noted that in the bankruptcies in which the senior security experienced a recovery of greater than 50 percent of Par Plus Accrued, the median and average recoveries for the subordinated security was 39 percent and 35 percent, respectively, of the subordinated security's Par Plus Accrued. However, in bankruptcies in which the senior security experienced a recovery of less than 50 percent of Par Plus Accrued, the median and average recovery for the subordinated security was approximately 10 percent of the subordinated security's Par Plus Accrued.

        With respect to the senior impaired security, HLHZFA noted that the senior class of impaired securities had median and average recoveries of approximately 55 percent of their Par Plus Accrued. HLHZFA also noted that in the bankruptcies in which the senior security experienced a recovery of greater than 50 percent, the median and average recoveries for the senior security in these "high recovery" situations was 87 percent and 75 percent, respectively, of their Par Plus Accrued. However, in bankruptcies in which the senior security experienced a recovery of less than 50 percent, the median and average recoveries for the senior security in these "low recovery" situations was 19 percent and 23 percent, respectively, of the Par Plus Accrued.

        HLHZFA derived an indication of the range of price per share for the series B preferred stock utilizing the recovery methodology by: a) calculating the liquidation preference of the series B preferred stock as of June 30, 2003 and b) reviewing recovery amounts of Par Plus Accrued in comparable bankruptcy transactions, as set forth above. Based upon the overall median and average recovery for subordinated securities of 20 percent to 25 percent (as set forth above) HLHZFA selected a range of recovery of 20 percent to 30 percent to calculate the value of the series B preferred stock based upon the recovery methodology. Based upon the above analysis, HLHZFA estimated the series B preferred stock of the Company using the recovery approach to be in the range of $6.54 per share to $9.81 per share.

        HLHZFA also considered the relationship between the recovery provided to the senior class of impaired security and the subordinated class of impaired security, or the "Step Down," calculated as follows:

Recovery of Senior Security / Recovery of Subordinated Security

        HLHZFA noted that the mean and median "step down" ratio from the senior security to the subordinated security was 2.74x and 2.19x, respectively. HLHZFA noted that in the high recovery situations the median and average step down ratio from the senior security to the subordinated security was 2.24x and 2.16x, respectively, while in low recovery situations the median and average step down from the senior security to the subordinated security was 2.0x and 2.4x, respectively.

        HLHZFA derived an indication of the range of price per share for the series B preferred stock utilizing the step down methodology by: a) calculating the liquidation preference of the series A preferred stock as of June 30, 2003, b) calculating the liquidation preference of the series B preferred stock as of June 30, 2003, c) assuming approximately $107 million of proceeds to be shared between the series A preferred stock and series B preferred stock, (with an assumption that $8 million of the consideration paid to the Company in connection with the merger would be provided to the holders of common stock and common units, see "Fairness Analysis—Common Stock and Common Units", below), and d) reviewing implied step down ratios of senior security recoveries vis-à-vis subordinated security recoveries, as set forth above. Based upon the range of step down ratios exhibited by the comparable bankruptcy transactions, HLHZFA selected step down ratios of 2.25x to 2.75x. HLHZFA then used the selected range of step down ratios to calculate the implied recovery and value of both the series A preferred stock and series B preferred stock at each assumed step down ratio. Based upon $107 million of value to be shared amongst the series A preferred stock and the series B preferred stock, HLHZFA estimated the value of the series B preferred stock using the step down approach to be in the range of $7.34 per share to $8.04 per share.

Public Market Pricing Approach.

        HLHZFA derived an indication of the range of price per share for the series B preferred stock by: a) reviewing the public trading history and pricing of the series B preferred stock and b) applying appropriate premiums to reflect an inducement to approve a change of control transaction. HLHZFA noted that the series B preferred stock trades with sporadic volume, but has exhibited, as of June 26, 2003, a current price of $5.35 per share, a five day average price of $5.33 pre share, a one month average price of $5.51 per share, a six month average price of $5.47 share, and a one year average price of $4.30 share. HLHZFA noted that in recent change of control transactions involving companies in the real estate industry, the median and average premiums paid in change of control transactions were both approximately 15 percent. HLHZFA also noted that in recent change of control transactions involving companies in all industries, the median and average premiums paid in change of control transactions were 35 percent and 49 percent, respectively. HLHZFA selected a premium of 20 percent to apply to the market price of the series B preferred stock. Based upon the above analysis, HLHZFA estimated the series B preferred stock of Prime using the public market approach to be in the range of $6.42 per share to $6.61 per share.

Series B Preferred Stock Conclusions

        The aforementioned liquidation approach, recovery approach, step down approach and public market pricing approach provided HLHZFA with indications of the series B preferred stock price per share which ranged from a low of $4.55 to a high of $9.81 per share. HLHZFA considered various averages and medians of the various valuation methodologies that narrowed the overall range of concluded value for the series B preferred stock to $6.15 to $7.24.

        HLHZFA noted that the consideration to be provided to the holders of the series B preferred stock in connection with the transaction is $8.66 per share, a price which represents a 62 percent premium over the spot price as of June 26, 2003, a 63 percent premium over the five day average price as of June 26, 2003, a 57 percent premium over the one month average price as of June 26, 2003, and a 101 percent premium over the one year average price as of June 26, 2003. Based on the above analyses, HLHZFA determined that the consideration to be received by the holders of the Company's series B preferred stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's series B preferred stock. Notwithstanding the foregoing, neither the aforementioned analyses nor HLHZFA's Opinion addresses the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series B preferred stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series A preferred stock or common stock or common units in connection with the merger. Neither Houlihan Lokey nor HLHZFA has made any recommendation to the Company, the Special Committee, or the board of directors as to the form of, or the amount of, consideration to be provided to the holders of the series B preferred stock in connection with the merger.

Fairness Analysis—Common Stock and Common Units

        In order to evaluate the fairness, from a financial point of view, of the consideration to be provided to the holders of the Company's common stock and common units, HLHZFA first estimated the value of the Company's common stock and then compared such estimated value with the consideration to be provided to the holders of the common stock in connection with the merger.

Valuation Analysis of the Company's Common Stock

        HLHZFA's estimated Equity Value Range and the consideration to be provided in the merger are less than the total liquidation preference of the Company's series A preferred stock and series B preferred stock. As such, collectively, the Company's series A preferred stock and series B preferred stock are "impaired." This implies that the Company's common stock, which is junior to both the Company's series A preferred stock and series B preferred stock, has very nominal or speculative fundamental value. Rather, provided that the Company is not in bankruptcy, the common stock derives its value by virtue of its rights to elect a majority of the board of directors and participate via a vote as a class in certain major corporate events. HLHZFA observed that in order for a significant corporate event to be consummated, the holders of the common stock must approve of that event. As such, in order to induce an approval of any proposed corporate event requiring a vote (such as the proposed merger), some premium must be provided to the common stock vis-à-vis the alternative. As such, HLHZFA has considered only the existing public market pricing approach and has applied a premium in its valuation of the common stock.

Public Market Pricing Approach.

        HLHZFA derived an indication of the range of price per share for the common stock by: a) reviewing the public trading history and pricing of the common stock and b) applying appropriate premiums to reflect an inducement to approve a change of control transaction. HLHZFA noted that the common stock trades with sporadic volume, but has exhibited, as of June 26, 2003, a current price of $0.12 per share, a five day average price of $0.13 pre share, a one month average price of $0.13 per share, a six month average price of $0.15 share, and a one year average price of $0.12 share. HLHZFA noted that in recent change of control transactions involving companies in the real estate industry, the median and average premiums paid in change of control transactions were both approximately 15 percent. HLHZFA also noted that in recent change of control transactions involving companies in all industries, the median and average premiums paid in change of control transactions were 35 percent and 49 percent, respectively. HLHZFA selected a premium of 20 percent to apply to the market price of the series A preferred stock. Based upon the above analysis, HLHZFA estimated the common stock of the Company using the public market approach to be in the range of $0.14 per share to $0.15 per share.

Common Stock Conclusions

        The aforementioned public market pricing approach provided HLHZFA with indications of the common stock price per share that ranged from a low of $0.14 to a high of $0.15 per share. HLHZFA noted that the consideration to be provided to the holders of the common stock in connection with the transaction is $0.18 per share, a price which represents a 50 percent premium over the spot price as of June 26, 2003, a 41 percent premium over the five day average price as of June 26, 2003, a 43 percent premium over the one month average price as of June 26, 2003, and a 48 percent premium over the one year average price as of June 26, 2003. Based on the above analyses, HLHZFA determined that the consideration to be received by the holders of the Company's common stock in connection with the merger is fair, from a financial point of view, to the holders of the Company's common stock. Notwithstanding the foregoing, neither the aforementioned analyses nor HLHZFA's Opinion addresses the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's common stock in connection with the merger vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's series A preferred stock or series B preferred stock in connection with the merger.    Neither Houlihan Lokey nor HLHZFA has made any recommendation to the Company, the Special Committee, or the board of directors as to the form of, or the amount of, consideration to be provided to the holders of the common stock or common units in connection with the merger.

Assumptions

        As a matter of course, Prime does not publicly disclose forward-looking financial information. Nevertheless, in connection with its review, HLHZFA considered financial projections. These financial projections were prepared by the management of Prime. The financial projections were prepared under market conditions as they existed as of approximately June 2003 and Prime's management does not intend to provide HLHZFA with any updated or revised financial projections in connection with the merger or otherwise. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. In addition, factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operation of Prime, may cause the financial projections or the underlying assumptions to be inaccurate. As a result, the financial projections should not be relied upon as necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on such financial projections.

        In arriving at its Opinion, HLHZFA reviewed key economic and market indicators, including, but not limited to, growth in the U.S. Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. The Opinion is based on the business, economic, market and other conditions as they existed as of July 8, 2003 and on the financial projections provided to HLHZFA as of such date. In rendering its Opinion, HLHZFA has relied upon and assumed, without independent verification that the accuracy and completeness of the financial and other information provided to HLHZFA by the management of Prime, including the projections, was reasonably prepared and reflects the best currently available estimates of the financial results and condition of Prime; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Opinion. HLHZFA did not independently verify the accuracy or completeness of the information supplied to it with respect to Prime and does not assume responsibility for it. HLHZFA did not make any independent appraisal of the specific properties or assets of Prime.

        The summary set forth above describes the material points of more detailed analyses performed by HLHZFA in arriving at its Opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its Opinion, HLHZFA made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, HLHZFA believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete and/or inaccurate view of the processes underlying the analyses set forth in HLHZFA's Opinion. In its analysis, HLHZFA made numerous assumptions with respect to the Company, the merger, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses or securities of Prime are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

ANNEX A

July 8, 2003

The Board of Directors
and the Special Committee of the Board of Directors of
Prime Retail, Inc.
100 East Pratt Street
19th Floor
Baltimore, Maryland 21202

Dear Members of the Board of Directors and the Special Committee:

        We understand that Prime Retail, Inc. (the "Company"), Prime Outlets Acquisition Company, LLC (the "Buyer"), an affiliate of the Lightstone Group, LLC ("Lightstone"), and Lightstone intend to enter into that certain Merger Agreement (defined herein) pursuant to which the Buyer would acquire all of the outstanding capital stock of the Company, and all outstanding rights or options to acquire such capital stock, for Total Transaction Consideration (as defined in the Merger Agreement) of $115 million in cash (the "Acquisition"). The Acquisition would be effected through a merger of the Company with and into the Buyer (the "Merger"). In connection with the Acquisition, each holder of the Company's Series A preferred stock (other than the Company, the Buyer and any affiliate thereof or a holder who has perfected dissenter, appraisal or similar rights) will receive cash consideration in the amount of $16.25 per Series A preferred share (the "Series A Consideration"), each holder of the Company's Series B preferred stock (other than the Company, the Buyer and any affiliate thereof or a holder who has perfected dissenter, appraisal or similar rights) will receive cash consideration in the amount of $8.66 per Series B preferred share (the "Series B Consideration"), and holders of the Company's common stock (other than the Company, the Buyer and any affiliate thereof or a holder who has perfected dissenter, appraisal or similar rights) will receive cash consideration in the amount of $0.18 per common share (the "Common Stock Consideration"). We further understand, and as detailed in the Merger Agreement, the Company has agreed to pay the Buyer a termination fee of $4.5 million, plus expenses of up to $1.5 million, under certain circumstances if the Acquisition and Merger are not completed. In certain other circumstances in which the Acquisition and Merger have not been completed but a termination fee is not payable, the Company has also agreed to reimburse the Buyer for its expenses up to $3.5 million. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Merger Agreement.

        We further understand that one of the conditions to the closing of the "Merger" is that the partnership agreement (the "Partnership Agreement") of Prime Retail, L.P. (the "Partnership") be amended and restated (the "Proposed Partnership Agreement") to provide that: (i) each existing limited partner have the option of converting all (but not less than all) of its existing common units into a like number of preferred units (each a "Series C Unit" and, collectively, the "Series C Units") with a fixed preference (the "Series C Unit Stated Amount") equal to the Common Stock Consideration; (ii) the remaining two classes of Partnership preferred units (the "Series A Preferred Units" and "Series B Preferred Unit", respectively) and the remaining common units held by the Company or by non-converting limited partners (the "Common Units") would remain in place; provided, however, that (a) from and after the closing of the Merger the Common Units held by limited partners may be exchanged, at the option of the holder, for an amount in cash per Common Unit equal to the Common Stock Consideration and (b) in the event that limited partners holding a majority of the Common Units held by limited partners as of the closing of the Merger elect to convert their Common Units into Series C Units then all outstanding Common Units held by limited partners automatically shall be converted into a like number of Series C Units; (iii) the Series C Units will accrue distributions at an annual rate of six percent (6%) of the Series C Unit Stated Amount, and to the extent a quarterly distribution is not paid, the shortfall carries forward as a priority distribution; (iv) the Series C Units shall have first priority over existing Series A Preferred Units, Series B Preferred Units and remaining Common Units in connection with any distributions made by the Partnership until the quarterly distributions referenced above are current, and all distributions thereafter (until Partnership liquidation or exercise of the put right in respect of Series C Units described below) shall be in accordance with the current order and priority for the Series A Preferred Units, Series B Preferred Units and Common Units; (v) the existing allocation provisions with respect to profits and losses (and items thereof) shall be amended to reflect the relative sharing of distributions between the holders of Series C Units and the holders of Series A Preferred Units, Series B Preferred Units and Common Units; (vi) the Partnership shall not adjust the capital accounts of any partner in connection with the consummation of the Merger, and upon liquidation, the Partnership shall continue to distribute proceeds to its partners (after the payments of debt) in accordance with the positive capital account balances of applicable partners; (vii) each holder of Series C Units shall have the right to put all of his or her Series C Units to the Partnership (or its general partner) for an amount equal to the Series C Unit Stated Amount plus the amount of gross income previously allocated to such partner with respect to the Series C Units (to reflect the 6% preferred return after the effective date of the Proposed Partnership Agreement) which was not previously distributed (the aggregate amount being the "Put Price"); and (viii) upon any exercise of the option to convert Common Units into Series C Units, the converting limited partner would agree to waive any and all rights in respect of any existing tax protection provided in the merger agreement between the Company and the former Horizon Group Properties, Inc. (the "Existing Tax Protection") in favor of tax protection set forth in the Proposed Partnership Agreement which includes restrictions on the sale of the property and requirements of minimum debt levels. Similarly, holders of Series C Units who did not elect to convert their Common Units will not be entitled to the tax protections set forth in the Proposed Partnership Agreement unless such holders waive any and all rights in respect of the Existing Tax Protections.

        We further understand that as a condition to entering into the Merger Agreement the Buyer has required that certain members of the Company's Board of Directors who represent the Company's Series A and Series B preferred shareholders (collectively) enter into voting agreements and vote their shares in favor of the Merger. Finally, we understand that the consummation of the Acquisition is conditioned upon: (i) requisite approval of each class of the Company's capital stock, (ii) absence of any Material Adverse Effect, (iii) the Company's representations and warranties being true and correct as of the closing date subject to certain exceptions, (iv) the Company having performed or complied in all material respects with its agreements and covenants, subject to certain exceptions, (v) certain third party consents having been obtained, including certain lender's consents, (vi) no shareholder dissenter actions pending involving, in the aggregate, more than three percent of the shares of the Company's capital stock.

        The Acquisition of the Company's outstanding Series A preferred shares, Series B preferred shares, and common shares, the resulting Merger, the amendment of the Partnership Agreement into the Proposed Partnership Agreement, are collectively referred to herein as the "Transaction." The terms and conditions of the Acquisition and the Merger are more fully set forth in the Merger Agreement.

        You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address: (i) the Company's underlying business decision to effect the Transaction, (ii) the tax consequences of the Transaction to the holders of the Series A Preferred Stock, Series B Preferred Stock, Common Stock or Common Units, (iii) the fairness, from a financial point of view, of the

2

consideration to be received by the holders of any particular class or series of the Company's capital stock or equity interests in connection with the Transaction vis-à-vis the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's other capital stock or equity interests or other securities in connection with the Transaction, (iv) any matters not set forth specifically in this Opinion.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed the documents and schedules on Exhibit 1 hereto.

        We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. We have assumed that the Acquisition and the Merger will be consummated on the terms set forth in the draft Merger Agreement.

        We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion.

        We express no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders' meeting held to approve the Merger. Additionally, we express no opinion or recommendation as to: (i) whether the limited partners of the Partnership should convert their existing Partnership interests into Series C Units, (ii) whether the limited partners of the Partnership should convert their existing Partnership interests into common stock, or (iii) whether the limited partners of the Partnership should not convert and therefore continue to hold Common Units.

        Based upon the foregoing, and in reliance thereon, it is our opinion that the aggregate consideration to be collectively received by the holders of the Company's Series A Preferred Stock, Series B Preferred Stock, and Common Stock and Common Units in connection with the Transaction is fair, from a financial point of view, to such holders collectively. Furthermore, based upon the foregoing, and in reliance thereon, it is our opinion that:

  (i)
  the consideration to be received by the holders of the Company's Series A Preferred Stock in connection with the Transaction is fair, from a financial point of view, to the holders of the Company's Series A Preferred Stock,

  (ii)
  the consideration to be received by the holders of the Company's Series B Preferred Stock in connection with the Transaction is fair, from a financial point of view, to the holders of the Company's Series B Preferred Stock,

  (iii)
  the consideration to be received by the holders of the Company's common stock in connection with the Transaction is fair, from a financial point of view, to the holders of the Company's common stock, and

  (iv)
  the consideration to be received by the holders of the Common Units (other than the Company) in connection with the Transaction is fair, from a financial point of view, to such holders of the Common Units.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

3

Exhibit 1

1.
met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations, performance of the Company and the Transaction;

2.
reviewed the Company's Form 10-K for the fiscal years ended 2002 and quarterly reports on Form 10-Q for the quarters ending March 31, 2003, September 30, 2002, June 30, 2002;

3.
reviewed the Company's Form 8-K for the period ending March 31, 2003;

4.
reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended 2003 through 2006;

5.
reviewed other financial information, prepared by management, including, but not limited to:

•
a schedule of the Company's free and clear cash balance as of December 31, 2002;
•
a schedule of the Company's debt balance dated June 9, 2003;
•
a schedule of Series A Preferred and Series B Preferred accrued and unpaid dividends dated February 8, 2003;
•
a schedule of Surplus Property as of March 10, 2003;
•
the business plan dated March 22, 2003, detailing the progress and schedule of the disposition of certain assets;
•
a schedule summarizing the Company's severance agreements for senior management and expected costs to be incurred by the Company as March 11, 2003;
•
a schedule comparing the Company's net operating income for FYE 2002 and projected 2003;
•
a schedule of actual and projected income related to joint-venture properties; and
•
a schedule of projections detailing the joint venture transaction summary of Bridge Loan Sale.

6.
a proposal on Mega Deal refinancing;

7.
reviewed the Company's Definitive Proxy Statements dated December 6, 2001, June 11, 2002, and June 10, 2003;

8.
reviewed the Company's prospectus for the Series A Preferred, Series B Preferred and Common shares prepared by Friedman, Billings, Ramsey & Co. dated March 15, 1994;

9.
reviewed excerpts from the Sky Merger S-4 filed April 29, 1998 with the Series A Preferred, Series B Preferred and Common Shareholder Rights and Privileges and amendments thereafter, as provided by Winston & Strawn;

10.
reviewed 13-D filings with respect to the Company's Series A Preferred, Series B Preferred and Common shares;

11.
held discussions with certain restricted holders of the Company's Series A Preferred and Series B Preferred;

12.
reviewed copies of appraisals of certain of the Company's real estate property outlets performed on various dates ranging from 1996 through 2001;

13.
reviewed copies of analyses prepared by CB Richard Ellis regarding 12 properties within the Prime Retail portfolio, prepared August 2002;

14.
reviewed copies of the list of holders of the Company's Series A Preferred, Series B Preferred and Common shares, respectively, compiled by Bondholder Communication Group as of May 10, 2002;

15.
reviewed the Offering Memorandum prepared by Granite Partners, LLC dated September 17, 2002;

4

16.
reviewed the following draft minutes for the meetings of the Company's Special Committee of the Board of Directors:

•
September 24, 2002;
•
January 16, 2003;
•
January 31, 2003;
•
February 10, 2003
•
February 13, 2003;
•
March 3, 2003;
•
March 12, 2003;
•
April 18, 2003;
•
April 29, 2003;
•
May 2, 2003;
•
May 9, 2003;
•
May 14, 2003;
•
May 28, 2003;
•
June 2, 2003;
•
June 5, 2003;
•
June 9, 2003;
•
June 24, 2003; and
•
July 1, 2003.

17.
reviewed the following approved minutes for the meetings of the Company's Special Committee of the Board of Directors:

•
December 13, 2002; and
•
December 23, 2002.

18.
reviewed the following draft notes of the minutes for the meetings of the Company's Board of Directors:

•
April 29, 2003;
•
May 14, 2003;
•
June 9, 2003;
•
June 24, 2003; and
•
July 1, 2003.

19.
reviewed the following approved minutes for the meetings of the Company's Board of Directors:

•
December 13, 2002;
•
December 23, 2002;
•
January 31, 2003;
•
February 13, 2003;
•
February 24, 2003;
•
March 3, 2003; and
•
March 12, 2003.

20.
reviewed copies of the following agreements:

•
the Agreement and Plan of Merger (the "Merger Agreement") by and between Prime Outlets Acquisition Company, LLC and the Company dated July 8, 2003; and
•
the fourth amended and restatement of the Partnership Agreement.

21.
reviewed recent public company financial restructurings and bankruptcies;

22.
reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company;

23.
reviewed the historical market prices and trading volume for the Company's publicly traded securities; and

24.
conducted such other studies, analyses and inquiries as we have deemed appropriate.

5

QuickLinks

  Exhibit 99.2
  ANNEX A